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EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-80177, 333-82249, 333-34570, 333-51878,
333-76272, 333-87618, 333-102434, 333-104169, 333-109895, 333-112022 and
333-116187) and in the Registration Statement on Form S-3 (File No. 333-108826) of F5 Networks, Inc., of our report dated December 3, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
December 3, 2004